UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2010

Commission File Number	Registrant and State of Incorporation	I.R.S. Employer Identification Number
001-33527	BWAY Holding Company	55-0800054
(Delaware)

001-12415	BWAY Corporation	36-3624491
(Delaware)

8607 Roberts Drive, Suite 250

Atlanta, Georgia

(Address of principal executive offices)

30350-2237

(Zip Code)

(770) 645-4800

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On June 9, 2010, Picasso Merger Sub, Inc. (the “Purchaser”), in anticipation of the previously announced proposed acquisition of BWAY Holding Company (the “Company”) by companies organized by Madison Dearborn Partners, LLC through a merger (the “Merger”) of the Purchaser, a wholly-owned subsidiary of Picasso Parent Company, Inc., with and into the Company, announced today that it is extending the expiration date (as extended, the “Expiration Date”) of its previously announced tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation”) with respect to BWAY Corporation’s (“BWAY”) 10% Senior Subordinated Notes due 2014 (the “Notes”). The Expiration Date for the Tender Offer has been extended from 5:00 p.m., New York City time, on June 9, 2010 to 8:00 a.m. New York City time on June 16, 2010, unless further extended in accordance with the offer to purchase and consent solicitation dated May 11, 2010 and applicable law. The Expiration Date is also the date on which the Merger is expected to be consummated.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

99.1	Press release dated June 9, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWAY Holding Company
Date: June 9, 2010	By:	/s/ Michael B. Clauer
Michael B. Clauer
Executive Vice President and Chief Financial Officer

BWAY Corporation
Date: June 9, 2010	By:	/s/ Michael B. Clauer
Michael B. Clauer
Executive Vice President and Chief Financial Officer